Exhibit 31(b)

Certification Pursuant to Section 302
Of the Sarbanes-Oxley Act of 2002
For the Chief Financial Officer

I, Stephen W. Haley, certify that:

1.	I have reviewed this annual report on Form 10-K of Farmers & Merchants Bancorp;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Stephen W. Haley
Date: April 27, 2021
Stephen W. Haley
Executive Vice President & Chief Financial Officer